UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2023

Luther Burbank Corporation
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	001-38317 (Commission file number)	68-0270948 (I.R.S. employer identification number)

520 Third St, Fourth Floor, Santa Rosa, California (Address of principal executive offices)		95401 (Zip code)

Registrant's telephone number, including area code: (844) 446-8201

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	LBC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition
On July 25, 2023, Luther Burbank Corporation (the "Company") issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K ("Current Report") and is incorporated herein by reference.
The information furnished under Item 2.02 and Item 9.01 of this Current Report, including Exhibit 99.1 to this Current Report, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of the Company under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.
Item 5.08 Shareholder Director Nominations.
To the extent applicable, the information in Item 8.01 of this Current Report is incorporated by reference into this Item 5.08.
Item 8.01 Other Events.
On July 25, 2023, the Board of Directors of the Company (the "Board") determined that the Company’s 2023 annual meeting of shareholders (the “Annual Meeting”) will be held on October 24, 2023, which is more than 30 days after the anniversary of the Company's 2022 annual meeting of shareholders. The Annual Meeting does not relate to the pending merger transaction with Washington Federal, Inc. (“WAFD”). The Company will not hold the Annual Meeting if the WAFD merger transaction is completed prior to the date of the Annual Meeting. The time and location for the Annual Meeting will be set forth in the Company’s proxy statement for the Annual Meeting, which will be made available to shareholders prior to the Annual Meeting. Pursuant to Rule 14a-5(f) of the Exchange Act, the Company is hereby providing notice of the revised deadlines for shareholder proposals by means of this Form 8-K.
Due to the fact that the date of the Annual Meeting has been changed by more than 30 days from the anniversary date of the Company's 2022 annual meeting of shareholders, the Company is providing the due date for submission of any qualified shareholder proposal or qualified shareholder nominations. In order for a shareholder proposal for the Annual Meeting to be eligible for inclusion in the Company’s proxy statement pursuant to Securities and Exchange Commission (“SEC”) Rule 14a-8, the Company must have received the proposal and supporting statements at its principal executive offices no later than the close of business on August 4, 2023, which the Board has determined is a reasonable time before the Company begins to print and send its proxy materials. A shareholder must provide its proposal to the Company in writing, and it must comply with the requirements of Rule 14a-8 under the Exchange Act. Any such proposals should be sent to the attention of the corporate secretary of the Company at Luther Burbank Corporation, 520 Third St, 4th Floor, Santa Rosa, California 95401.
In addition, in accordance with the advanced notice requirements set forth in the Company's Bylaws, any shareholder wishing to nominate a candidate for director or propose other business at the Annual Meeting must send written notice to the Company’s corporate secretary at the address specified above no later than the close of business on August 4, 2023. Any such proposal must meet the requirements set forth in the Company’s Bylaws in order to be brought before the Annual Meeting.
In addition to the notice and information requirements contained in the Company’s Bylaws, to comply with the SEC universal proxy rules, shareholders who, in connection with the Annual Meeting, intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 25, 2023.
Shareholder proposals that do not satisfy these requirements may, but need not (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Company's notice of meeting), be considered and discussed but not acted upon at the Annual Meeting.
If the WAFD merger transaction is completed before we hold the Annual Meeting, such Annual Meeting will not occur and any director candidates or proposals submitted, even in accordance with applicable SEC rules or our Bylaws, will not be considered by our shareholders.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated July 25, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUTHER BURBANK CORPORATION

DATED: July 25, 2023	By: /s/ Laura Tarantino
Laura Tarantino
Executive Vice President and Chief Financial Officer